UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2017

ROSEHILL RESOURCES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37712	47-5500436
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16200 Park Row, Suite 300

Houston, Texas, 77084

(Address of principal executive offices, including zip code)

(281) 675-3400

(Registrants’ telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒ Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.

Introductory Note

As previously disclosed, on October 24, 2017 (the “Execution Date”), Rosehill Resources Inc. (the “Company”) and Rosehill Operating Company, LLC (“Rosehill Operating”), a subsidiary of the Company, entered into a Purchase and Sale Agreement (the “PSA”) with Whitehorse Energy, LLC (“Whitehorse”) and its wholly-owned subsidiaries, Whitehorse Energy Delaware, LLC (“Whitehorse Energy”) and Whitehorse Delaware Operating, LLC (“Whitehorse Operating” and together with Whitehorse and Whitehorse Energy, the “Whitehorse Sellers”), Siltstone Resources II - Permian, LLC (“Siltstone II”), and Siltstone Resources II-B-Permian, LLC (“Siltstone II-B” and together with Whitehorse Sellers and Siltstone II, collectively, the “Sellers”). Pursuant to the PSA, Rosehill Operating agreed to acquire specified oil and gas wells, leases covering approximately 4,565 net acres and other associated assets and interests in the Delaware Basin (the “Acquisition”).

On December 8, 2017 (the “Closing Date”), Rosehill Operating completed the Acquisition. The consideration for the Acquisition was approximately $78.0 million in cash (the “Purchase Price”), subject to customary purchase price adjustments. Subject to certain conditions under the PSA, for a period of 90 days after the Closing Date, Rosehill Operating shall acquire additional oil and gas leases located within a certain designated area in the Delaware Basin (the “Designated Area”) from Sellers for additional consideration of up to $80 million in cash in the aggregate. Such additional oil and gas leases (subject to certain selection criteria set forth in the PSA) include all oil and gas leases owned by any Seller (or its affiliates) within the Designated Area as of the Execution Date but are not included in the initial 4,565 net acres acquired on the Closing Date and any oil and gas lease acquired by any Seller (or its affiliates) during the period starting on the Execution Date and ending 90 days after the Closing Date (the “Additional Interests”). The conveyance of such Additional Interests will occur no later than 150 days after the Closing Date. In addition, Rosehill Operating has a preferential purchase right under the PSA to acquire any oil and gas lease owned by any Seller (or its affiliates) within a certain geological area but outside of the Designated Area. The PSA contains other terms and conditions customary to transactions of this type. Subject to the right of Rosehill Operating to be indemnified for certain liabilities for a limited period of time and for breaches of representations, warranties and covenants, Rosehill Operating will assume substantially all post-Effective Time liabilities associated with the acquired properties.

The foregoing description of the PSA does not purport to be complete and is qualified in its entirety by reference to the PSA, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Series B Redeemable Preferred Stock Purchase Agreement

In connection with the Acquisition, on December 8, 2017, the Company entered into that certain Series B Redeemable Preferred Stock Purchase Agreement (the “Series B Preferred Stock Purchase Agreement”) among the Company and certain private funds and accounts managed by EIG Global Energy Partners, LLC (collectively, the “Series B Preferred Stock Purchasers”), pursuant to which the Company agreed to issue and sell to the Series B Preferred Stock Purchasers in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), 150,000 shares of the Company’s 10.000% Series B Redeemable Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”) for an aggregate purchase price of $150.0 million (such offering, the “Series B Preferred Stock Offering”). The Company has the option, subject to certain conditions, to sell from time to time up to an additional 50,000 shares of Series B Preferred Stock, in aggregate, to the Series B Preferred Stock Purchasers and their transferees for a purchase price of $1,000 per share of Series B Preferred Stock. Such option becomes exercisable by the Company 90 days after December 8, 2017, and terminates on December 8, 2018.

The terms of the Series B Preferred Stock are set forth in the Certificate of Designations for the Series B Preferred Stock (the “Certificate of Designations”). Pursuant to the Certificate of Designations, the Series B Preferred Stock ranks senior to the Company’s common stock and on parity with its 8.000% Series A Cumulative

Perpetual Convertible Preferred Stock with respect to the payment of dividends and distribution of assets upon liquidation, dissolution or winding-up. Holders of the Series B Preferred Stock are entitled to receive, when, as and if declared by the Board of Directors (the “Board”) of the Company, cumulative dividends in cash, at a rate of 10.000% per annum on the $1,000 liquidation preference per share of Series B Preferred Stock, payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, commencing on January 15, 2018. With respect to dividends declared for any quarter ending on or prior to January 15, 2019, the Company may elect to pay as dividends additional shares of Series B Preferred Stock in kind (the “Series B PIK Shares”) in an amount up to 40% of that which would have been payable had the dividends been fully paid in cash.

If the Company fails to pay dividends in any quarter, the dividend rate will increase to 12% per annum on the $1,000 liquidation preference per share of Series B Preferred Stock until such dividends are paid in full. In addition, if the Company fails to pay dividends for three out of four consecutive quarters or for six quarters (whether or not consecutive), then a representative appointed by the holders of a majority of the outstanding shares of Series B Preferred Stock shall have the right to appoint one director to the Board, and the Company shall be required to seek the approval of such representative for certain corporate actions, in each case, until three months following the date on which such dividends are paid in full.

The shares of Series B Preferred Stock are redeemable by the Company: (a) in full, upon a Change of Control (as defined in the Certificate of Designations), (b) in whole or in part, at the election of the holders on or after December 8, 2023, or at any time if the Company is not current on the dividends payable to the holders of Series B Preferred Stock for a period of nine consecutive months or (c) in whole or in part, at any time at the Company’s option, in each case, for a base return amount (the “Base Return Amount”), which is an amount of cash:

•	with respect to the Series B PIK Shares, in aggregate equal to (i) $1,000 for each Series B PIK Share plus (ii) the value of all accrued and unpaid dividends in respect of such Series B PIK Shares;

•	with respect to the Series B Preferred Stock (excluding the Series B PIK Shares), in aggregate equal to (i) the product of (A) the number of outstanding shares of Series B Preferred Stock (excluding any Series B PIK Shares) multiplied by (B) for each such share of Series B Preferred Stock, (1) prior to the first anniversary of the date of issuance of such share of Series B Preferred Stock, $1,250, (2) on or after the first anniversary and prior to the second anniversary of the date of issuance of such share of Series B Preferred Stock, $1,350 and (3) on or after the second anniversary of the date of issuance of such share of Series B Preferred Stock, the greater of (x) $1,500 and (y) an amount necessary to achieve a 16.0% IRR (as defined in the Certificate of Designations) with respect to such share of Series B Preferred Stock, plus (ii) the amount of all accrued but unpaid dividends in respect of such shares of Series B Preferred Stock, minus (iii) all dividends paid at the normal dividend rate on shares of Series B Preferred Stock (including Series B PIK Shares) minus (iv) $4.0 million; and

•	with respect to the Series B Preferred Stock (excluding the Series B PIK Shares) on a per share basis, equal to the quotient of (i) the aggregate amount calculated with respect to the Series B Preferred Stock (excluding the Series B PIK Shares) above divided by (ii) the number of outstanding shares of Series B Preferred Stock (excluding any Series B PIK Shares).

If the Company fails to timely and fully redeem the shares of Series B Preferred Stock required to be redeemed upon a Change of Control or upon the request of the holders as provided above, then (A) the dividend rate will increase to 14% per annum on the $1,000 liquidation preference per share of Series B Preferred Stock, (B) a representative of the holders of Series B Preferred Stock will have the right to appoint one director to the Board, and (C) the Company will be required to seek the approval of such representative for certain corporate actions, in each case, until the shares of Series B Preferred Stock required to be redeemed are redeemed.

Holders of the Series B Preferred Stock have no voting rights and have limited consent rights with respect to the taking of certain corporate actions by the Company, including:

•	the issuance, authorization or creation of any class or series of stock senior to or on parity with the Series B Preferred Stock;

•	the incurrence of additional indebtedness, provided that such indebtedness may be incurred if, after giving pro forma effect to the incurrence and any application of the proceeds thereof, the Company maintains a Leverage Ratio (as defined in the Certificate of Designations) of less than 4.00 to 1.00;

•	the issuance or incurrence of high-yield debt, unless the debt (A) does not have an all-in interest rate together with any component of yield greater than the Notes (as defined below) and a make-whole provision less favorable than the Notes and (B) is used to refinance the Notes;

•	the entry into any joint venture agreement or issuance of equity securities of the Company’s subsidiaries, other than to the Company or the Company’s wholly-owned subsidiaries;

•	sales of certain property having a fair market value greater than $15.0 million in any fiscal year and $40.0 million in the aggregate; and

•	certain property acquisitions or investments in excess of $15.0 million in any fiscal year and $40.0 million in the aggregate, unless such acquisitions or investments are financed using solely common equity of the Company (or cash proceeds of the issuance of common equity of the Company).

For as long as the Series B Preferred Stock Purchasers and their affiliates collectively beneficially own more than 25% of the outstanding shares of Series B Preferred Stock, such Series B Preferred Stock Purchasers and their affiliates will be entitled to designate one person to attend all meetings of the Board or committees thereof (the “Board Observer”). The Board Observer will not be a member of the Board, and will not have voting rights with respect to any action brought before the Board or any committees thereof.

Upon the Company’s voluntary or involuntary liquidation, winding-up or dissolution, each holder of Series B Preferred Stock will be entitled to receive the Base Return Amount plus accrued and unpaid dividends.

See the Certificate of Designation for additional information relating to the payment of dividends, voting, consent and redemption rights, the ranking of the Series B Preferred Stock in comparison with the Company’s other securities, and other matters, including transfer restrictions.

The Company intends to use the initial proceeds from the Series B Preferred Stock Offering to, among other things, partially fund the Acquisition, to pay cash dividends on the Series B Preferred Stock, and to fund drilling and infrastructure development expenses. The Company intends to use the proceeds from any additional issuances to, among other things, fund drilling and infrastructure development expenses.

The initial Series B Preferred Stock Offering closed on December 8, 2017. The Series B Preferred Stock Purchase Agreement contains customary representations, warranties and agreements by the Company, and customary conditions to subsequent closings, indemnification obligations of the parties and termination provisions. The foregoing description of the Series B Preferred Stock Purchase Agreement and Certificate of Designations does not purport to be complete and is qualified in its entirety by reference to the full text of (i) the Series B Preferred Stock Purchase Agreement, a copy of which is filed herewith as Exhibit 10.1 and (ii) the Certificate of Designations, a copy of which is filed herewith as Exhibit 3.1, each of which is incorporated herein by reference.

Second Amended and Restated Limited Liability Company Agreement of Rosehill Operating Company, LLC

On December 8, 2017, in connection with the Series B Preferred Stock Offering and pursuant to the First Amended and Restated Limited Liability Company Agreement of Rosehill Operating, dated April 27, 2017, the Company, as managing member of Rosehill Operating, entered into that certain Second Amended and Restated Limited Liability Company Agreement of Rosehill Operating (the “Second Amended and Restated LLC Agreement”), to, among other things, designate a new series of preference equity security of Rosehill Operating having preferences, rights, powers and duties substantially similar to those of the Series B Preferred Stock set forth in the Certificate of Designations.

The foregoing description of the Second Amended and Restated LLC Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amended and Restated LLC Agreement, a copy of which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Note Purchase Agreement

On December 8, 2017, Rosehill Operating issued and sold $100,000,000 in aggregate principal amount of 10.00% Senior Secured Second Lien Notes due January 31, 2023 (the “Notes”) to certain private funds and accounts managed by EIG Global Energy Partners, LLC under and pursuant to the terms of that certain Note Purchase Agreement, dated as of December 8, 2017 (the “Note Purchase Agreement”), among Rosehill Operating, the Company, the holders of Notes party thereto (the “Holders”) and U.S. Bank National Association, as agent and collateral agent on behalf of the Holders (the “Agent”). The Notes were issued and sold to the Holders in a private placement exempt from the registration requirements under the Securities Act (such issuance and sale, the “Notes Purchase”).

Rosehill Operating will use the proceeds from the Notes Purchase to, among other things, partially fund the Acquisition, to provide funds for working capital, to finance capital expenditures and acquisitions of oil and gas properties and for general corporate purposes.

Under the Note Purchase Agreement, Rosehill Operating may, at its option, redeem the Notes in whole or in part, together with accrued and unpaid interest thereon, (i) at any time after December 8, 2019 but on or prior to December 8, 2020, at a redemption price equal to 103% of the principal amount of the Notes being redeemed, (ii) at any time after December 8, 2020 but on or prior to December 8, 2021, at a redemption price equal to 101.5% of the principal amount of the Notes being redeemed and (iii) at any time after December 8, 2021, at a redemption price equal to the principal amount of the Notes being redeemed. On or prior to December 8, 2019, Rosehill Operating may, at its option, redeem the Notes in whole or in part, together with accrued and unpaid interest thereon, at a redemption price equal to 103% of the principal amount of the Notes being redeemed plus an additional make-whole premium set forth in the Note Purchase Agreement.

The Notes may become subject to redemption under certain other circumstances, including upon the incurrence of non-permitted debt or, subject to various exceptions, reinvestments rights and prepayment or redemption rights with respect to other debt or equity of Rosehill Operating, upon an asset sale, hedge termination or casualty event. Rosehill Operating will be further required to make an offer to redeem the Notes upon a Change in Control (as defined in the Note Purchase Agreement) at a redemption price equal to 101% of the principal amount being redeemed. Other than in connection with a change in control or casualty event, the redemption prices and make-whole premium described in the foregoing paragraph shall also apply, at such times and to the extent set forth therein, to any mandatory redemption of the Notes or any acceleration of the Notes prior to the stated maturity thereof upon the occurrence of an event of default.

The Note Purchase Agreement requires Rosehill Operating to maintain a leverage ratio, which is the ratio of the sum of all of Rosehill Operating’s Total Funded Debt to EBITDAX (as such terms are defined in the Note Purchase Agreement) for the four fiscal quarters then ended, of not greater than 4.00 to 1.00.

The Note Purchase Agreement contains various affirmative and negative covenants, events of default and other terms and provisions that are based largely on the existing first-lien revolving credit facility of Rosehill Operating, with a number of important modifications reflecting the second lien nature of the Notes and certain other terms that were agreed with the Holders. The negative covenants may limit Rosehill Operating’s ability to, among other things, incur additional indebtedness (including under senior unsecured notes), make investments, make or declare dividends or distributions, redeem its preferred equity, acquire or dispose of oil and gas properties and other assets or engage in certain other transactions without the prior consent of the Holders, subject to various exceptions, qualifications and value thresholds. Rosehill Operating is also required to meet minimum commodity hedging levels based on its expected production within a certain post-closing period and on an ongoing basis.

The Company is subject to certain limited restrictions under the Note Purchase Agreement, including (without limitation) a negative pledge with respect to its equity interests in Rosehill Operating and a contingent obligation to guarantee the Notes upon request by the Holders in the event that the Company incurs debt obligations.

The obligations of Rosehill Operating under the Note Purchase Agreement are secured on a second-lien basis by the same collateral that secures its first-lien obligations. In connection with the Notes Purchase, Rosehill Operating has granted first-lien and second-lien security interests over additional collateral to meet the minimum mortgage requirements under the Note Purchase Agreement.

The foregoing description of the Note Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Note Purchase Agreement, a copy of which is filed herewith as Exhibit 10.3 and is incorporated herein by reference.

First Amendment to Credit Agreement

On December 8, 2017, and in connection with the Notes Purchase, Rosehill Operating entered into that certain First Amendment to Credit Agreement, dated as of December 8, 2017 (the “First Amendment”), among Rosehill Operating, the Company, PNC Bank, National Association, as administrative agent, and the financial institutions party thereto as lenders, which amends that certain Credit Agreement, dated as of April 27, 2017 (the “Credit Agreement”), among the parties thereto.

Among other things, the First Amendment will (i) permit the Notes Purchase and the transactions contemplated by the Note Purchase Agreement, (ii) modify the terms and provisions of the Credit Agreement and the obligations of Rosehill Operating and the Company thereunder to reflect, where applicable, the terms and provisions of the Note Purchase Agreement described above and terms and provisions that have been agreed among the first-lien and second-lien secured parties pursuant to an intercreditor arrangement, and (iii) make certain other modifications to the Credit Agreement that were agreed with the agent and lenders thereunder.

The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment, a copy of which is filed herewith as Exhibit 10.4 and is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets

The information set forth under Item 1.01 regarding the completion of the Acquisition is incorporated by reference into this Item 2.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 regarding the Note Purchase Agreement and the First Amendment is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Shares of Equity Securities.

The information set forth under Item 1.01 regarding the Series B Preferred Stock Offering pursuant to the Series B Preferred Stock Purchase Agreement is incorporated by reference into this Item 3.02. Such sale was undertaken in reliance upon an exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof.

Item 3.03.	Material Modifications to Rights of Security Holders.

The information set forth under Item 1.01 and Item 5.03 regarding the terms of the Series B Preferred Stock set forth in the Certificate of Designations is incorporated by reference into this Item 3.03.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 8, 2017, the Company filed a Certificate of Designations to its Second Amended and Restated Certificate of Incorporation for the Series B Preferred Stock with the Secretary of State of the State of Delaware with respect to 210,000 shares of Series B Preferred Stock, effective December 8, 2017.

The information set forth under Item 1.01 regarding the terms of the Series B Preferred Stock set forth in the Certificate of Designations is incorporated by reference into this Item 5.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1*†	Purchase and Sale Agreement among Whitehorse Energy, LLC, Whitehorse Energy Delaware, LLC, Whitehorse Delaware Operating, LLC, Siltstone Resources II - Permian, LLC, Siltstone Resources II-B - Permian, LLC, Rosehill Operating Company, LLC and Rosehill Resources Inc., dated October 24, 2017.

2.2*†	First Amendment to Purchase and Sale Agreement, dated November 30, 2017, by and among Whitehorse Energy, LLC, Whitehorse Energy Delaware, LLC, Whitehorse Delaware Operating, LLC, Siltstone Resources II - Permian, LLC, Siltstone Resources II-B - Permian, LLC, and Rosehill Operating Company, LLC.

2.3*†	Second Amendment to Purchase and Sale Agreement, dated December 8, 2017, by and among Whitehorse Energy, LLC, Whitehorse Energy Delaware, LLC, Whitehorse Delaware Operating, LLC, Siltstone Resources II - Permian, LLC, Siltstone Resources II-B - Permian, LLC, and Rosehill Operating Company, LLC.

3.1*	Certificate of Designations of Series B Preferred Stock of Rosehill Resources Inc.

4.1*	Form of 10.00% Senior Secured Second Lien Note due 2023 (included in Exhibit 10.3)

10.1*	Series B Redeemable Preferred Stock Purchase Agreement, dated as of December 8, 2017, among Rosehill Resources Inc. and the purchasers party thereto.

10.2*	Second Amended and Restated Limited Liability Company Agreement of Rosehill Operating Company, LLC, dated as of December 8, 2017.

10.3*	Note Purchase Agreement, dated as of December 8, 2017, among Rosehill Operating Company, LLC, as issuer, Rosehill Resources Inc., each of the holders from time to time party thereto and U.S. Bank National Association, as agent and collateral agent for the holders.

10.4*	First Amendment to Credit Agreement, dated as of December 8, 2017, among Rosehill Operating Company, LLC, Rosehill Resources Inc. PNC Bank, National Association, as administrative agent, and the financial institutions party thereto as lenders.

*	Filed herewith.
†	Certain schedules referenced in the agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROSEHILL RESOURCES INC.

Date: December 14, 2017	By:	/s/ J. A. Townsend
	Name:	J. A. Townsend
	Title:	President and Chief Executive Officer